EXHIBIT 10.3

                                   AGREEMENT

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                                   AGREEMENT

     For and in consideration of the forbearance by Alchemy Communications, Inc. of payment of settlement amounts pursuant to the Stipulation for Judgment executed by the parties to Superior Court of the State of California Case No. BC269197, styled "Alchemy Communications, Inc. v. Etotalsource, Inc. and Etotalsource, LLC; and Does 1-30", Central District, State of California, the Parties hereto, Alchemy Communications, Inc. ("Alchemy"), eTotal Source, Inc., and Premium Enterprises, Inc. ("Premium") hereby agree as follows:

     1. eTotal Source, Inc. shall pay to Alchemy the sum of $50,000 by bank draft or wire transfer on or before April 21, 2003;

     2. eTotalSource, Inc. shall cause to be issued to John Joseph Gallagher, 30,000 shares of common stock of Premium Enterprises, Inc., a Colorado corporation which is the public parent of eTotal Source, Inc. Such shares are to be registered on Form S-8 with the Securities & Exchange Commission for the services previously rendered to eTotal Source, Inc.

     3. Alchemy agrees to forbear from pursuit of further collection/judgment efforts in the above-mentioned case until April 21, 2003.

     4. The shares of Premium Enterprises, Inc. shall be issued as fully paid non-assessable shares, and Premium Enterprises, Inc. shall file the registration for the shares under the Securities Act of 1933 on Form S-8 as soon as the audits of eTotal Source, Inc. are completed.

     5. Alchemy represents that it understands that:

          The issuer, Premium Enterprises, Inc. has no history of profitable operations, and must be considered a speculative stock. It further has no significant price history.

     6. The shares of Premium will be issued within 30 days hereafter in the name of John Joseph Gallagher.

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     7. John Joseph  Gallagher  and Alchemy  agree to accept the issuance of the
Form S-8 registered shares of Premium Enterprises, Inc. in four equal increments within 30 days following the execution of this agreement, failing which eTotalsource will be in default under this agreement, and Alchemy will submit the Stipulation for Judgment in the amount of $81,565.61 to the Court for execution and entry.

     8. The signatories hereby warrant that they have full authority to sign this agreement.

     9. This agreement may be executed through the use of two or more counterparts, each of which will be deemed an original, but all of which shall constitute one and the same written instrument.

     10. This Agreement shall be interpreted and governed by the laws of the State of California to the extent such laws are not deemed preempted by federal laws, and will be enforced pursuant to California law, and pursuant to the California Rules of Court.

Dated:  3/19/03                                 Premium Enterprises, Inc.

                                                by:/s/_____________________


Dated:_______________                           Alchemy Communications, Inc.

                                                by:_________________________


Dated:  3/19/03                                 eTotalSource, Inc.

                                                by:/s/______________________


Dated: ______________                           John Joseph Gallagher

                                                by:_________________________









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